                                                                     EXHIBIT 2.2



                            STOCK PURCHASE AGREEMENT
                                    BETWEEN
                         FISHER BUSINESS SYSTEMS, INC.
                                    AS BUYER
                                      AND
                                 HALIS, L.L.C.
                                   AS SELLER
                                      AND
                              PAUL W. HARRISON AND
                                  JAMES ASKEW
                        AS SIGNIFICANT MEMBERS OF SELLER
                              FOR THE PURCHASE AND
                       SALE OF ALL ISSUED AND OUTSTANDING
                                CAPITAL STOCK OF
                              HALIS SOFTWARE, INC.
                           DATED AS OF MARCH 29, 1996

                               TABLE OF CONTENTS
                               -----------------
                                                                 Page

ARTICLE I    SALE OF STOCK
      1.1    Sale of Stock...................................... B-6
      1.2    Purchase Price..................................... B-6
      1.3    Closing of Purchase and Sale....................... B-6

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE SELLER
      2.1    Due Incorporation and Qualification................ B-7
      2.2    Outstanding Capital Stock.......................... B-7
      2.3    Options or Other Rights............................ B-7
      2.4    Title To Stock..................................... B-7
      2.5    Subsidiaries and Investments....................... B-7
      2.6    Articles of Incorporation and By-Laws.............. B-7
      2.7    Books and Records.................................. B-8
      2.8    Authority of Seller and the Company................ B-8
      2.9    Financial Statements............................... B-8
     2.10    No Undisclosed Liabilities......................... B-9
     2.11    Recent Developments................................ B-9
     2.12    Litigation......................................... B-9
     2.13    Taxes.............................................. B-9
     2.14    Title to Properties; Assets Complete.............. B-10
     2.15    Compliance with Laws.............................. B-10
     2.16    Contracts and Other Agreements.................... B-10
     2.17    Software.......................................... B-12
     2.18    Leases............................................ B-12
     2.19    Accounts and Notes Receivable..................... B-12
     2.20    Fixed Assets...................................... B-13
     2.21    Trade Name and Other Intangibles.................. B-13
     2.22    Suppliers and Customers........................... B-13
     2.23    Labor Relations; Employees........................ B-13
     2.24    Employee Benefit Plans............................ B-14
     2.25    Insurance......................................... B-15
     2.26    Environmental Matters............................. B-15
     2.27    Officers, Directors and Key Employees............. B-16
     2.28    Restrictive Documents............................. B-16
     2.29    Franchises and Licenses........................... B-16
     2.30    Transactions with Affiliated Parties.............. B-16
     2.31    Bank Accounts and Powers of Attorney.............. B-16
     2.32    Absence of Changes................................ B-16
     2.33    Disclosure........................................ B-17
     2.34    Broker's or Finder's Fees......................... B-17
     2.35    Copies of Documents............................... B-17


ARTICLE III  REPRESENTATIONS OF BUYER
      3.1    Incorporation and Qualification................... B-17
      3.2    Articles of Incorporation and By-Laws............. B-17
      3.3    Authority of Buyer................................ B-17
      3.4    Securities Compliance............................. B-18
      3.5    Pending Actions................................... B-19
      3.6    Capital Stock..................................... B-19

      3.7     Absence of Changes................................... B-19
      3.8     Accuracy of SEC Documents............................ B-19
      3.9     Broker's or Finder's Fees............................ B-19

ARTICLE IV    COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING
      4.1     Operation in Ordinary Course......................... B-20
      4.2     Notice of Events..................................... B-20
      4.3     Exclusive Dealing.................................... B-20
      4.4     Examinations and Investigations...................... B-20
      4.5     Affiliate Indebtedness Owed to the Company........... B-21
      4.6     Affiliate Indebtedness Owed by the Company........... B-21

ARTICLE V     CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER
              TO CLOSE
      5.1     Representations and Covenants........................ B-21
      5.2     Litigation........................................... B-21
      5.3     Net Worth and Cash of the Company.................... B-21
      5.4     Governmental Permits and Approvals................... B-22
      5.5     Third Party Consents................................. B-22
      5.6     Transfer Taxes....................................... B-22
      5.7     Estoppel Certificates................................ B-22
      5.8     No Material Adverse Change........................... B-22
      5.9     Books and Records.................................... B-22
     5.10     Good Standing Certificates, Etc...................... B-22
     5.11     Non-Compete Agreements............................... B-22
     5.12     Subscription Agreement............................... B-22
     5.13     Authorization of Shares.............................. B-22
     5.14     Ratification of Agreement............................ B-22
     5.15     Closing of AUBIS Acquisition......................... B-22

ARTICLE VI    CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER
              TO CLOSE
      6.1     Representations and Covenants........................ B-23
      6.2     Litigation........................................... B-23
      6.3     Governmental Permits and Approvals................... B-23
      6.4     Resolutions.......................................... B-23
      6.5     Good Standing Certificates, etc...................... B-23
      6.6     Authorization of Shares.............................. B-23
      6.7     Ratification of Agreement............................ B-23
      6.8     Closing of AUBIS Acquisition......................... B-23

ARTICLE VII   ACTIONS TO BE TAKEN AT THE CLOSING
      7.1     Stock Certificates................................... B-23
      7.2     Purchase Price....................................... B-24
      7.3     Opinion of Counsel to the Sellers.................... B-24
      7.4     Opinion of Counsel to the Buyer...................... B-24
      7.5     Resignations of Directors and Officers............... B-24
      7.6     Closing Certificate of the Seller.................... B-24
      7.7     Closing Certificate of the Buyer..................... B-24
      7.8     Other Documents and Certificates..................... B-24
      7.9     Election of Board of Directors....................... B-24

ARTICLE VIII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNIFICATION
      8.1     Survival of Representations and Warranties........... B-24

        8.2   Seller's and Principals' Indemnity Agreement.............. B-24
        8.3   Buyer's Indemnity Agreement............................... B-25
        8.4   Indemnification Procedure................................. B-26
        8.5   Set-off................................................... B-26
        8.6   Limitations on Liability of Seller and Principals......... B-26

ARTICLE IX    TERMINATION OF AGREEMENT
        9.1   Termination............................................... B-26
        9.2   Survival.................................................. B-27


ARTICLE X     REPRESENTATIONS AND WARRANTIES OF SELLER IN CONNECTION
              WITH OFFER OF BUYER'S STOCK
       10.1   Accredited Investor....................................... B-27
       10.2   Acquisition for Investment................................ B-27
       10.3   Unregistered Securities................................... B-27
       10.4   Disclosure................................................ B-28

ARTICLE XI    REGISTRATION OF SHARES
       11.1   Registration Statement.................................... B-28
       11.2   Indemnification........................................... B-29
       11.3   Delay of Registration..................................... B-29
       11.4   Amendment of Section 11................................... B-30


ARTICLE XII   MISCELLANEOUS
       12.1   Publicity................................................. B-30
       12.2   Knowledge................................................. B-30
       12.3   Gender.................................................... B-30
       12.4   Expenses.................................................. B-30
       12.5   Brokerage Commissions and Finder's Fees................... B-30
       12.6   Entire Agreement.......................................... B-31
       12.7   Waivers and Consents...................................... B-31
       12.8   Notices................................................... B-31
       12.9   Rights of Third Parties................................... B-31
      12.10   Headings.................................................. B-32
      12.11   Governing Law............................................. B-32
      12.12   Jurisdiction.............................................. B-32
      12.13   Parties in Interest....................................... B-32
      12.14   Counterparts.............................................. B-32
      12.15   Severability.............................................. B-32
      12.16   Arbitration............................................... B-32


                               LIST OF SCHEDULES
                               -----------------


Schedule 2.1     - Due Incorporation and Qualification
Schedule 2.2     - Outstanding Capital Stock
Schedule 2.6     - Articles of Incorporation and By-Laws
Schedule 2.8     - Consents Required for Seller
Schedule 2.9     - Financial Statements
Schedule 2.11    - Recent Developments
Schedule 2.12    - Litigation
Schedule 2.13    - Taxes

Schedule 2.15      - Compliance with Laws
Schedule 2.16      - Contracts and Other Agreements
Schedule 2.18      - Leases
Schedule 2.19      - Accounts Receivable
Schedule 2.20      - Fixed Assets
Schedule 2.21      - Trade Names and Other Intangibles
Schedule 2.22      - Suppliers and Customers
Schedule 2.24      - Employee Benefit Plans
Schedule 2.25      - Insurance
Schedule 2.26      - Officers, Directors and Key Employees
Schedule 2.29      - Franchises and Licenses
Schedule 2.30      - Transactions with Affiliated Parties
Schedule 2.31      - Bank Accounts and Powers of Attorney

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT dated as of the 29th day of March, 1996, by and among FISHER BUSINESS SYSTEMS, INC., a Georgia corporation ("Buyer"), HALIS, L.L.C., a Georgia limited liability company ("Seller"), the owner of all the issued and outstanding shares of capital stock of HALIS SOFTWARE, INC., a Georgia corporation (the "Company"), and Paul W. Harrison and James E. Askew, the significant members of Seller (the "Principals").


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, the Company is the surviving corporation of a merger effected on March 7, 1996, between ProHealth Solutions, Inc. ("PSI") and HALIS Software, Inc. ("HSI"), both Georgia corporations;

     WHEREAS, Seller owns all 1,000 shares of common stock, no par value, of the Company, being all of the issued and outstanding shares of the capital stock of the Company (the "Stock");

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Stock pursuant to this Agreement;

     WHEREAS, it is the intention of the parties hereto that upon consummation of the purchase and sale of the Stock pursuant to this Agreement, Buyer shall own all of the issued and outstanding shares of capital stock of the Company; and

     WHEREAS, the Principals collectively are the direct or indirect owners of a controlling membership interest of the Seller and are entering into this Agreement as joint and several obligors with Seller to induce the Buyer to purchase the stock from Seller;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                 SALE OF STOCK
                                 -------------


      1.1 Sale of Stock.  Subject to the terms and conditions of this Agreement,
          -------------
and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined), Seller agrees to sell, assign, transfer and deliver the Stock to Buyer, and Buyer agrees to purchase the Stock from Seller. The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank by Seller, with all necessary transfer tax and other revenue stamps, acquired at the Seller's expense, affixed and canceled. Seller agrees at any time after Closing, without further compensation, to cure any deficiencies with respect to the endorsements of the certificates representing the Stock, or with respect to the stock power accompanying any such certificates, and to take any other actions necessary to fully and completely transfer ownership of the Stock to Buyer free and clear of all liens, encumbrances, equities, restrictions, claims and obligations.

      1.2 Purchase Price.  In full consideration for the purchase by Buyer of
          --------------
the Stock, Buyer shall pay to Seller 5,000,000 shares of the Buyer's Common Stock, $.01 par value, to be issued to Seller at Closing.

      1.3 Closing of Purchase and Sale.  The closing of the purchase and sale
          ----------------------------
provided for herein (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, Suite 1800, 3343 Peachtree Road, N.E., Atlanta, Georgia

30326, beginning at 10:00 A.M. on the first business day which is two (2) days after the date of Buyer's shareholders shall have ratified the transactions described herein, or at such other time and place as the parties shall mutually agree upon (the "Closing Date"), provided the conditions noted in Articles V, VI and VII have been satisfied or waived prior to such date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Buyer shall rely thereon, the Seller and Principals, jointly and severally, represent and warrant to Buyer the following (both as of the Closing Date and as of the date hereof):

      2.1 Due Incorporation and Qualification.  The Company is a corporation
          -----------------------------------
duly organized, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and lawful authority to carry on its business as now being conducted, and to own or lease and operate its properties and assets as now owned, leased or operated by it. The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 2.1 of the Disclosure Schedule, which are the only jurisdictions in which such qualification or authorization is required by law. Except as set forth on
Schedule 2.1 of the Disclosure Schedule, the Company does not file and is not required to file franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the conduct of business or derivation of income therefrom. The Company does not own or lease property or maintain any resident employee in any jurisdiction other than the jurisdictions set forth on Schedule 2.1 of the Disclosure Schedule.

      2.2 Outstanding Capital Stock.  The title, par value, number of authorized
          -------------------------
shares and number of issued and outstanding shares of each class of capital stock of the Company are set forth on Schedule 2.2 of the Disclosure Schedule. No other class of capital stock of the Company is authorized or outstanding.
All of the issued and outstanding shares of the Stock are duly authorized and are validly issued, fully paid and non-assessable.

      2.3 Options or Other Rights.  There is no outstanding right, subscription,
          -----------------------
warrant, conversion right, call, unsatisfied preemptive right, commitment, option or other agreement or right of any kind pursuant to which any person or entity has the right or option to purchase or otherwise to receive from the Company or Seller any shares of the Stock or any shares of the capital stock or any other security of the Company and there is no outstanding security of any kind convertible into or redeemable or exchangeable for any shares of the capital stock or any other security of the Company. There is no shareholders' agreement, voting trust or similar agreement or arrangement to which the Company or Seller is a party which affects or restricts in any way the Seller's rights and obligations with respect to the Stock.

      2.4 Title To Stock.  The Seller beneficially and of record owns, and has
          --------------
full power and authority to convey free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind, all of the shares of Stock and, upon delivery of and payment for such Stock as herein provided, Buyer will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind.

      2.5 Subsidiaries and Investments.  The Company has no subsidiaries and
          ----------------------------
does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in, or have any investment in, any other corporation, partnership, association, trust, joint venture or other entity.

      2.6 Articles of Incorporation and By-Laws.  Schedule 2.6 of the Disclosure
          -------------------------------------
Schedule contains true and complete copies of the Articles of Incorporation of the Company, including all amendments thereto (certified by the Secretary of State of its jurisdiction of incorporation), and By-laws of the Company, including all amendments thereto (certified by its corporate secretary), as in effect on the date hereof, and such By-Laws and Articles of Incorporation will not be amended, rescinded or otherwise modified between the date hereof and the Closing Date.

      2.7 Books and Records.  The corporate minute books, stock certificate
          -----------------
books, stock registers and other corporate records of the Company are true, correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. The corporate minute books of the Company contain true and complete records of all meetings, and consents in lieu of meetings, of the Board of Directors and Stockholders of the Company since its incorporation. All actions reflected in said books and records were duly and validly taken in compliance with the laws of the state of incorporation of the Company. None of the Company's records, systems, controls, data or information are recorded, stored, maintained or operated by, or otherwise are wholly or partly dependent upon or held by, any person or entity or media (including any electronic, mechanical or photographic process) which are not under the exclusive ownership and direct control of the Company including all means of access.

      2.8 Authority of Seller and the Company.  The Seller and each Principal
          -----------------------------------
has full power and legal capacity to execute and deliver this Agreement and the other agreements required to be executed and delivered by such Seller or such Principal hereunder (this Agreement and such other agreements being herein called the "Seller Documents") and to carry out the transactions contemplated hereby. The Seller Documents are valid and binding agreements of Seller and each Principal enforceable against Seller and such Principal in accordance with their respective terms. Except as described in Schedule 2.8 of the Disclosure Schedule, no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any consent, authorization or approval of any other third party, is necessary in order to enable Seller or either Principal to enter into and perform such Seller's or Principal's obligations under the Seller Documents, and neither the execution and delivery of the Seller Documents nor the consummation of the transactions contemplated thereby will:

          (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the Articles of Incorporation or By-Laws of the Company or the Operating Agreement or other constitutional documents of Seller;

          (ii) conflict with, require any consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of the Seller, either Principal or the Company by the terms of, any evidence of indebtedness or agreement to which the Company, the Seller or any Principal is a party, in each case with or without notice or lapse of time or both, including any mortgage or deed of trust or other agreement creating a lien, charge or encumbrance to which any property of the Company or the Stock is subject, or permit the termination of any such agreement by another person;

          (iii) result in the creation or imposition of any security interest, lien, charge or other encumbrance upon, or restriction on the use of, any property or assets of the Company or the Stock under any agreement or commitment to which the Company or Seller is bound;

          (iv) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company or the Seller to accelerate the maturity of any such indebtedness;

          (v) conflict with or result in the breach or violation of any writ, judgment, order, injunction, decree or award of any court or governmental body or agency or arbitration tribunal that is binding on the Company or the Seller;

          (vi) constitute a violation by the Company or the Seller of any statute, law or regulation of any jurisdiction; or

          (vii) violate or cause any revocation of or limitation on any Permit (as defined in Section 2.29 hereof).

      2.9 Financial Statements.  Seller and the Company have heretofore
          --------------------
furnished Buyer with (i) true and complete copies of the combined balance sheets and related statements of income and stockholders equity and statement of cash flow of PSI and HSI for the fiscal year ended on December 31, 1995, together with the accompanying notes thereto and the reports thereon, audited by the Company's certified public accountants, Habif, Arogeti and Wynne, P.C.; and (ii) unaudited balance sheets of the Company as of January 31, 1996 (the "Balance Sheet Date") and the related unaudited statements of income and retained earnings for the Company for the period then ended (hereinafter, the financial statements referred to in subsections (i) and (ii), together with the footnotes and supporting schedules thereto, are referred to as the "Financial Statements"). Copies of such Financial Statements have been attached as Schedule 2.9 of the Disclosure Schedule. Such Financial Statements, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated. The Financial Statements fairly present the financial condition of the Company at the dates thereof and, except as indicated therein, to the knowledge of Seller or the Principals reflect all claims against, and all debts and liabilities of, the Company, fixed or contingent, as at the dates thereof, and the related statements of income and shareholders equity and changes in cash flow, fairly present the results of the operations of the Company and the changes in its financial position for the periods indicated.

      2.10  No Undisclosed Liabilities.  Except as reflected and reserved
            --------------------------
against in the Financial Statements, to the knowledge of Seller or the Principals as of the Balance Sheet Date the Company did not have any liabilities or obliga tions (whether long term or current and whether accrued, absolute or contingent) and, except for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and disclosed to Buyer in writing as of the Closing Date, to the knowledge of Seller or the Principals the Company will not have any liabilities or obligations (whether long term or current and whether accrued, absolute or contingent) which, individually or in the aggregate, are material.

      2.11  Recent Developments.  Except as described on Schedule 2.11 annexed
            -------------------
hereto, since the Balance Sheet Date there has not been, and to the knowledge of Seller or the Principals no fact or condition exists, which might reasonably be expected to cause (i) any adverse change in the assets or liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Company, other than immaterial changes in the ordinary course of business, (ii) any notice of termination of any material agreement given by a third party to the Company or any relinquishment by the Company of any rights of material value, or any material adverse change in the relations of the Company with its key employees, lessors, customers, suppliers, or others having business relations with the Company, (iii) any claim against the Company for, or any liability incurred by the Company in respect of, any damages or alleged damages for any actual or alleged negligence or other tort, breach of contract or violation of property rights in excess of $10,000, or (iv) any capital expenditure or commitment therefor by the Company in excess of $10,000, (v) any indebtedness incurred by the Company for borrowed money which would result in the Company being indebted at the Closing Date in an amount exceeding its indebtedness for borrowed money on the Balance Sheet Date or any commitment of the Company to borrow or lend money, (vi) any increase in the compensation paid or payable, to any of the Company's employees other than normal merit increases consistent with past Company practice which do not exceed 5% of the applicable employee's previous compensation, (vii) any change in the Company's accounting methods, principles, or practices, (viii) any change in the capital stock of the Company or any dividend paid or declared with respect to such capital stock, or
(ix) any other event or circumstance which has materially and adversely affected the business of the Company or the operation thereof.

      2.12  Litigation.  Except as described in Schedule 2.12 of the Disclosure
            ----------
Schedule, there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration, or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, to the knowledge of Seller or the Principals, threatened, against or affecting the Company or any of its properties, assets or rights which could adversely affect the right or ability of the Company to carry on its business as now conducted, or which could adversely affect the condition, financial or otherwise, or properties of the Company, and neither the Seller nor the Principals know of any valid basis for any such action, proceeding or investigation. The Company is not subject to any judgment, order, award or decree entered in any lawsuit or proceeding which may have an adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

      2.13  Taxes.  The Company has filed or caused to be filed, within the
            -----
times and in the manner prescribed by law, all federal, state, local, foreign and other income, estimated, import, sales, use, license, franchise, gross receipts, excise, real and personal property, employment and payroll-related, and other tax returns and tax reports ("Tax Returns") which are required to be filed by, or with respect to, the business and assets of the Company. Such Tax Returns are true, correct and complete, reflect accurately all liability for taxes of the Company for the periods covered thereby and all amounts shown as owing thereon or otherwise due from or payable by the Company have been fully paid or adequately disclosed and fully provided for by adequate reserves on the books and on the Financial Statements of the Company and as of the Closing Date all Tax Returns required to be filed by the Company prior to such date will have been filed and all amounts shown as owing thereon will have been paid or disclosed to Buyer in writing. Except as described in Schedule 2.13 of the Disclosure Schedule, there has been no prior examination of any Tax Return of the Company and no such examination or investigation is in progress, and the Company has no knowledge or any events or circumstances which could lead to an examination or investigation of any Tax Return. Except as described on Schedule 2.13, there are no outstanding agreements or waivers in effect with respect to any Tax Returns including any agreements or waivers extending the statutory period of limitation applicable to any Tax Return or permitting the deferral of the assessment or payment of any taxes now due to be paid or assessed to any future period.

      2.14  Title to Properties; Assets Complete.   The Company has good, valid
            ------------------------------------
and marketable title to all of its material properties and assets (tangible and intangible), including without limitation, all properties and assets shown on the Financial Statements as of the Balance Sheet Date and all properties and assets purchased or acquired by the Company since the Balance Sheet Date; in each case subject to no encumbrance, lien, charge or other restriction of any kind, except for (i) liens reflected on the Financial Statements (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent and (iii) liens described on Schedule 2.14 of the Disclosure Schedule (liens of the type described in (i), (ii) and (iii) above being sometimes described as "Permitted Liens"). Except for software licenses described in Schedule 2.16 of the Disclosure Schedule, or leases or real and personal property described in Schedules 2.16 and 2.18 of the Disclosure Schedule, the Company owns outright, and is in exclusive possession of, all assets, properties or rights currently used in the business of the Company.

      2.15  Compliance with Laws.  The Company is not in violation of any
            --------------------
applicable order, judgment, injunction, award or decree of any court or governmental or regulatory body or agency, or arbitration tribunal. Except as described on Schedule 2.15 of the Disclosure Schedule, the Company is not in violation of any federal, state, local or foreign law, ordinance, rule, directive, or regulation, or any other requirement of any governmental or regulatory body or agency, court or arbitrator applicable to the business of the Company. Without limiting the generality of the fore going, except as described on Schedule 2.15 of the Disclosure Schedule, (i) there is not pending, or to the knowledge of the Sellers or the Principals threatened, any notification of any governmental or regulatory body, agency or authority that the Company is not in compliance with applicable laws and regulations respecting employment and employment practices, occupational safety and health laws and regulations, and laws or regulations relating to the quality of the environment neither the Seller nor the Principals know of any basis therefor, and (ii) the Company has not received any such notification of past violations of such laws or regulations that can reasonably be expected to result in future claims against the Company, and neither the Sellers nor the Principals know of any basis therefor.

      2.16  Contracts and Other Agreements.  Schedule 2.16 of the Disclosure
            ------------------------------
Schedule contains a complete and accurate list of all of the following contracts and other agreements to which the Company is a party or by or to which it or its assets or properties are bound or subject or which are necessary for the Company to conduct its business as presently conducted:

(i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative or with any person or entity in which any of the foregoing has an interest, including any "Affiliate" or "Associate" of such person or entity, as such terms are defined in the Securities Act of 1933 and the rules and regulations published thereunder;

(ii) contracts and other agreements with any labor union or association representing any employee;

(iii) contracts and other agreements for the supply to any person of all or a portion of such person's requirements of any product or service sold by the Company;

(iv) contracts and other agreements for the sale of any of its assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties;

(v)     joint venture and partnership agreements;

(vi) contracts or other agreements under which the Company agrees to indemnify any party or to share tax liability of any party;

(vii) contracts or other agreements of guaranty or relating to matters of suretyship to which the Company is a party or by which its assets or properties are subject or bound,

(viii) contracts and other agreements calling for an aggregate price or fee, or payments in any one year, of more than $10,000 excluding purchase or sales orders entered into by the Company as a purchaser or a seller in the ordinary course of business;

(ix) contracts and other agreements that cannot be cancelled without liability, premium or penalty upon thirty (30) days' notice;

(x) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

(xi) contracts and other agreements containing obligations or liabilities of any kind to holders of the Company's securities as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

(xii) contracts and other agreements containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person or entity not to compete with the Company in any line of business or in any geographical area;

(xiii) contracts and other agreements relating to the acquisition by the Company of any operating business or the capital stock of any other person, corporation or other entity;

(xiv) contracts or agreements relating to or affecting any trade name, trademark, service mark, patent rights, copyright, know-how, software or other intellectual property owned, licensed or used by the Company in the course of its business, including without limitation all contracts and agreements relating to the development and use of software;

(xv) contracts and other agreements requiring the payment to any person of a royalty, override or similar commission or fee;

(xvi) contracts and other agreements relating to the borrowing of money by the Company or subjecting any assets or properties of the Company to security interests, liens or other liabilities or obligations;

(xvii) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of the Company;

(xviii) any contract or other agreement not made in the ordinary course of business; or

(xix) any other material contract or other agreement whether or not made in the ordinary course of business.

There have been delivered or made available to the Buyer true and complete copies of all of the written contracts and other agreements described on
Schedule 2.16. All of such contracts and other agreements are valid and binding upon the Company in accordance with their terms, and the Company has performed in all respects all contractual obligations required to be performed by it to date and is not in default under any such contracts and has not taken any action which constitutes or with notice or lapse of time or both would constitute a default under such contracts. To the knowledge of the Seller, and the Principals, no other party to any such contract is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a breach or anticipatory breach thereof. Except as separately identified on Schedule 2.16, no approval or consent of any person is needed in order that the contracts and other agreements set forth on Schedule 2.16 or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement. As used in this Agreement, the term "contract" or "agreement" includes any written or oral agreement, commitment, understanding or arrangement to which the Company is a party with respect to the business of the Company or by which the Company's assets are bound.

      2.17  Software.  Schedule 2.17 of the Disclosure Schedule contains a
            --------
complete list of all computer software which is material to the Company's business and which has been designed specifically for use by the Company or as to which the Company claims any proprietary rights (the "Software"). Schedule
2.17 lists all employees and independent contractors who participated materially in the creation or material modification of the Software. Except as described in Schedule 2.17, the Company is the exclusive owner of all patents, copyrights, trademarks, intellectual property rights, trade secrets and other proprietary information, processes, and formulae used in connection with the Software. All work performed by employees, independent contractors or others in connection with the Software on behalf of the Company has been either (i) pursuant to a "work-for-hire" arrangement or agreement with the Company in accordance with applicable state and federal law, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property arising thereby or (ii) subject to an executed instrument of assignment in favor of the Company that has conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising in connection with the work performed. Except as described in Schedule 2.17, the Company has exclusive ownership, possession and control of all source codes, system documentation, statements of principles of operation, and schematics for all the Software that may be necessary to render such materials understandable and usable by a trained computer programmer. Except as described in Schedule 2.17, the Company has taken adequate measures consistent with industry practice to safeguard the confidentiality of any confidential information or trade secrets relating to the Software.

      2.18  Leases.  Schedule 2.18 of the Disclosure Schedule contains a
            ------
complete and accurate list of any real property lease binding the Company or to which the Company is a party. Each such lease is in full force and effect, and the Company has fully performed in all material respects all obligations on its part to be performed to date under said leases. The Company is current with respect to the payment of all rents and other charges due thereunder and its use and occupancy of the premises which are the subject matter of such leases does not violate any of the terms of such leases, is in conformity with all applicable building, zoning, health, fire, safety and other laws, ordinances, codes and regulations and is not violative of the conditions of any of the Company's policies of insurance. All of the buildings, structures and appurtenances situated on such leased premises are, and as of the Closing Date, will be, in good operating condition and state of maintenance and repair and will be adequate and suitable for the purposes for which they are presently being or are intended to be used, and the Company has adequate rights of ingress and egress and utility services for the operation of the Company's business in the ordinary course. No lessor or landlord under any lease is in default in the performance of its obligations thereunder and the Company has not received notice from any such lessor or landlord of its intention to exercise any option thereunder which would adversely affect or terminate the Company's use or occupancy of the demised premises under such lease. Except as specifically disclosed in Schedule 2.18, all of the leases permit the consummation of the transactions contemplated hereby without modification of the terms thereof and without the consent of the applicable lessor or landlord. The Company does not own any real property and has never owned any real property.

      2.19  Accounts and Notes Receivable.  All accounts and notes receivable
            -----------------------------
reflected on the Financial Statements, and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of the Company, represent valid obligations due to the Company. To the knowledge of Seller and Principals, none of such notes and accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off, or is or at the Closing will be subject to any lien, claim, encumbrance, charge or restriction whatsoever. There has been no material change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the reserves for bad debts relating thereto from that reflected in the Financial Statements.

      2.20  Fixed Assets.  Schedule 2.20 of the Disclosure Schedule contains a
            ------------
complete and accurate list of all machinery, equipment, tools, furniture, leasehold improvements, trade fixtures, vehicles, structures, or any related capitalized items and other tangible property material to the operation of the business of the Company (the "Fixed Assets") and all such Fixed Assets are reflected in the Financial Statements (except any such tangible property acquired since the Balance Sheet Date by the Company). Since the Balance Sheet Date the Company has not disposed of any Fixed Assets except in the ordinary course of the Company's business. The Fixed Assets are in good operating condition and repair, subject to normal wear and tear from normal use thereof, and the Company has not received notice that any of the Fixed Assets or the Company's use thereof is in violation of any existing law or any building, zoning, health, fire, safety or other ordinance, code or regulation.

      2.21  Trade Name and Other Intangibles.  Schedule 2.21 of the Disclosure
            --------------------------------
Schedule contains a complete and accurate list of all patents, patent rights, licenses, methodologies, know-how, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights ("Intellectual Property") which are either (i) wholly or partly owned or licensed by the Company, or (ii) used in the conduct of the business of the Company. Except as described on Schedule 2.21 of the Disclosure Schedule, no person or entity, other than the Company, has any rights under or in respect of, and to the knowledge of the Sellers and the Company, no person is infringing or otherwise acting adversely with respect to, the Company's rights under or in respect of the Intellectual Property, and the Company is the exclusive owner of such rights and there is no claim for damages or any proceeding pending or to the knowledge of Seller or the Principals threatened, with respect thereto. The Company is not infringing or otherwise acting adversely to the right of any person under or in respect to Intellectual Property, and there is no claim for damages or any proceeding pending, or to the knowledge of Seller or the Principals threatened, with respect thereto.

      2.22  Suppliers and Customers.  Schedule 2.22 of the Disclosure Schedule
            -----------------------
contains a complete and accurate list of (i) any licensor or supplier from whom the Company purchased or to which the Company paid $15,000 or more during the last fiscal year of the Company and the amount paid by the Company to such suppliers, and (ii) any customer or client which purchased during the last fiscal year of the Company $10,000 or more in services from the Company. The Company enjoys good relations with all customers listed on Schedule 2.22, and no customer listed on Schedule 2.22 has notified the Company or the Sellers of such customer's intention to terminate or materially reduce use of the Company's services, and neither the Seller or principals have any reason to believe any such customer is likely to terminate the services of the Company on account of the transactions contemplated hereunder.

      2.23  Labor Relations; Employees.  Other than amounts which have not yet
            --------------------------
become payable in accordance with the Company's customary practices, which will be paid in a timely manner, (a) the Company has paid in full to its full and part-time employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them to date, and (b) the Company has paid, or will pay in a timely manner, all severance pay, if any, and benefits, FICA, withholding taxes and vacation pay, if any, for all of its employees and is not subject to any claim for non-payment or non-performance of any of the foregoing. The Company is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company has not improperly characterized as an independent contractor or consultant, any individual who should have been treated as an employee of the Company for tax withholding or any other purpose. There is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable state or local agency. There is no labor strike, dispute, slowdown or stoppage pending, or to the knowledge of the Seller or the Principals, threatened, against or involving the Company. No grievance which might have an adverse effect on the Company or the conduct of its business or proceeding alleging discriminatory practices or sexual harassment is pending and no claim therefor has been asserted. No collective bargaining representative is certified to represent any group of employees of the Company under the Labor-Management Relations Act of 1947; no petition for election of a collective bargaining representative for all or any portion of the business of the Company is pending or in respect of any other group of employees; neither the Seller nor the Principals are aware of any organizational effort or campaign by any labor union that affects or might affect employment of any employee of the Company; and the Company is not a party to any collective bargaining agreement with respect to any of its employees.

      2.24  Employee Benefit Plans.  Except as described on Schedule 2.24 of the
            ----------------------
Disclosure Schedule, the Company is neither a party to, nor makes or is required to make employer contributions to, nor has any current or future obligation or liability with respect to, any pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation policy or other employee benefit plan or program providing benefits for its current or former employees, other than salaries or cash wages for straight time, overtime or shift differential (a "Plan"). Except as described on Schedule 2.24, the Company has complied with all of its obligations under each Plan and, to the knowledge of the Seller and the Principals, all other parties have complied with all of their respective obligations under each Plan. The Company has made or provided for all payments due under or with respect to each Plan up to and including the Closing Date, and all amounts properly accrued up to and including the Closing Date as liabilities of the Company under each Plan have been recorded on the books of the Company. Except as described on Schedule 2.24, no Plan is a "multiemployer plan" (within the meaning of section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and except as so set forth, the Company has not made, or has been required to make, any contributions to any "multiemployer plan" within the last five (5) years. Except as described on Schedule 2.24, no Plan listed on Schedule 2.24 (other than any "multiemployer plan") is subject to Title IV of ERISA.

     Each Plan listed on Schedule 2.24 has received a determination letter from the Internal Revenue Service to the effect that it qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each trust established under such Plan is exempt from taxation under section 501(a) of the Code, and nothing has occurred which would cause the loss of such qualifications or exemptions. No "reportable event" (within the meaning of section 4043(b) of ERISA) has occurred with respect to any pension plan that is subject to Title IV of ERISA maintained by any trade or business (whether or not incorporated) that is under common control with the Company, within the meaning of section 414(c) of the Code and the regulations thereunder (hereinafter any such plan shall be referred to as an "Affiliate Plan" and any such trade or business shall be referred to as an "ERISA Affiliate"), and no "reportable event" will occur with respect to any Plan or Affiliate Plan as a result of any transaction contemplated by this Agreement.

     The Company would not be subject to any withdrawal liability with respect to any "multiemployer plan" listed on Schedule 2.24 if the Company were to withdraw from any such plan as of the date hereof. Except as described on
Schedule 2.24, the Company has satisfied all material reporting and disclosure requirements and all other requirements applicable to it under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Plans. Neither the Company, nor, to the knowledge of the Company, Seller and the Principals, any other "party in interest" or "disqualified person" (within the meaning of section 3(14) of ERISA or section 4975(e)(2) of the Code, respectively) with respect to any Plan has engaged in any "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975 of the Code) which could subject any Plan, the Buyer, the Company or any trustee, administrator or other fiduciary of any Plan, to any penalty or excise tax imposed on prohibited transactions by section 502(i) of ERISA or section 4975 of the Code. There are no material actions, suits or claims pending (other than routine claims for benefits) or, except as described on Schedule 2.24, to the knowledge of the Seller or the Principals, threatened, against any Plan or against the assets of any Plan. No Plan which is subject to
Part III of Subtitle B of Title I of ERISA or section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Except as described on Schedule 2.24, no Plan or Affiliate Plan that is or was subject to Title IV of ERISA has been terminated and, to the knowledge of the Seller and the Principals, no proceeding has been initiated to terminate any such Plan or Affiliate Plan. None of the Company, any ERISA Affiliates, or the Seller have incurred, nor reasonably expects to incur as a result of any event occurring on or prior to the Closing Date, any liability to the Pension Benefit Guaranty Corporation (except for required premium payments, none of which payments are overdue) or any withdrawal liability under Title IV of ERISA.

     With respect to each Plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA, true and complete copies of (i) the documents embodying the Plan, any related trust and all amendments thereto, (ii) the summary plan description and all modifications thereto, (iii) the last filed Annual Report (Form 5500 Series) and Schedules A and B thereto, (iv) the most recent Internal Revenue Service determination letter, if applicable, (v) the most recent actuarial valuation report, if any, and (vi) the most recent annual and periodic financial statements, have been delivered or made available to the Buyer and are correct in all material respects.

      2.25  Insurance.  Schedule 2.25 of the Disclosure Schedule contains a list
            ---------
and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing each pending claim thereunder of more than $10,000, setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of the Company. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner reasonably determined by the Company to be appropriate and sufficient and are adequate to protect the Company and its assets and properties. The Company has paid all premiums due thereon and is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims described on Schedule 2.25, there are no outstanding unpaid claims under any such policy or binder. The Company has received no notice of cancellation or non-renewal of any such policy or binder. None of the policies listed on Schedule 2.25 provides that premiums paid in respect of the periods prior to the Closing Date may be adjusted or recomputed based on claims-paying experience of such policies or otherwise. The Company has received no notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.25 will not be available in the future on the same terms as now in effect.

      2.26  Environmental Matters.
            ---------------------

          (a) Except as described in Schedule 2.26 of the Disclosure Schedule,
(i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the knowledge of Seller and Principals, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased or used by the Company, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported by or at the direction of the Company from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; to the knowledge of Seller and Principals, the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (iv) to the knowledge of Seller and Principals, no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

          (b) The Company has no liability under, nor has it ever violated, any Environmental Law (as defined below); to the knowledge of Seller and the Principals, the Company, any property owned, operated, leased, or used by the Company, and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws; the Company has never entered into or has been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and nether the Seller nor the Principals has knowledge or reason to know that any of the items enumerated in the immediately preceding clause of this paragraph will be forthcoming.

          (c) Except as described in Schedule 2.26, to the knowledge of Seller and Principals, no site currently owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, any underground storage tanks, or any urea formaldehyde foam insulation.

          (d) The Company has provided to Buyer copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Agreement, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted, and (iv) "the Company" shall mean and include the Company and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

      2.27  Officers, Directors and Key Employees.  Schedule 2.27 of the
            -------------------------------------
Disclosure Schedule describes the name and total annual compensation (and benefit costs) from the Company of each officer and director of the Company and of each other employee, consultant, agent or other representative of the Company whose current annual rate of compen sation exceeds $25,000. The Company has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person. None of such persons has communicated to the Company or to any of its officers or directors that such person intends to cancel or otherwise terminate such person's relationship with the Company as a result of the consummation of the transactions contemplated hereby.

      2.28  Restrictive Documents.  Neither the Company nor the Seller is
            ---------------------
subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind, which adversely affects the business practices, operations or condition of the Company or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Seller with the terms, conditions and provisions hereof, or the continued operation of the Company's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

      2.29  Franchises and Licenses.  The Company possesses all franchises,
            -----------------------
concessions, permits, licenses, orders, and other governmental authorizations and approvals ("Permits") required to permit the Company to carry on its business as it is presently being conducted. All such Permits described on
Schedule 2.29 of the Disclosure Schedule, are in the name of the Company and are in full force and effect, and no modification, termination, suspension or cancellation of any of them is threatened. Except as described in Schedule 2.29 all such Permits permit the consummation of the transactions contemplated hereby without modification thereof and without the consent of the issuing authority.

      2.30  Transactions with Affiliated Parties.  Except as described on
            ------------------------------------
Schedule 2.30 of the Disclosure Schedule no Affiliate of the Company or any Seller or Principal (i) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of the Company, (ii) has any outstanding loan to or receivable in either event to or from the Company, or (iii) is a party to or has any interest in any contract or agreement with the Company.

      2.31  Bank Accounts and Powers of Attorney.  Schedule 2.31 of the
            ------------------------------------
Disclosure Schedule contains an accurate and complete list showing (i) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

      2.32  Absence of Changes.  Since the Balance Sheet Date, except as
            ------------------
expressly contemplated hereby or disclosed in Schedule 2.32 of the Disclosure Schedule, the Company has not (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) sold, transferred or otherwise disposed of any assets except product inventory sold in the ordinary course of business, (iv) made any capital expenditure or commitment therefor, (v) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or granted or cancelled any option, warrant or other right to purchase or acquire any such shares, (vi) made any bonus or profit sharing distribution or similar payment of any kind, (vii) increased its indebtedness for borrowed money, or made any loan to any person, (viii) except in the ordinary course of business, consistent with past practices of the Company, made or permitted any amendment or termination of any contract, agreement or license to which the Company is a party or by which it or any of its assets and properties are subject or bound, (ix) entered into any agreement or arrangement granting any preferential rights to purchase any of the Company's assets or properties or requiring the consent of any party to the transfer and assignment of any of the Company's assets or properties, (x) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company, (xi) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (xii) cancelled or waived any claims or rights of substantial value, (xiii) made any change in any method of accounting or auditing practice, (xiv) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (xv) agreed, whether or not in writing, to do any of the foregoing.

      2.33  Disclosure.  Neither this Agreement, nor any Schedule, Exhibit or
            ----------
certificate delivered in accordance with the terms hereof by or on behalf of the Seller or the Principals, or by any of the Company's directors or officers, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Seller or the Principals which materially and adversely affects the business, prospects (financial or otherwise) or financial condition of the Company or its respective properties or assets, which has not been set forth in this Agreement or in the Schedules or Exhibits or certificates furnished in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Seller and Principals may update the Disclosure Schedule prior to Closing in accordance with Section 4.2 hereof.

      2.34  Broker's or Finder's Fees.  No agent, broker, person or firm acting
            -------------------------
on behalf of Sellers or the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

      2.35  Copies of Documents.  The Seller and/or the Principals have caused
            -------------------
to be made available for inspection and copying by Buyer and its advisors, true, complete and correct copies of all documents referred to in this Article or in any Schedule furnished by the Seller to the Buyer.

                                 ARTICLE III

                            REPRESENTATIONS OF BUYER
                            ------------------------

      3.1 Incorporation and Qualification.  Buyer is a corporation duly
          -------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and lawful authority to carry on its business as now being conducted, and to own, lease and operate its properties and assets as now owned, leased or operated by it.

      3.2 Articles of Incorporation and By-Laws.  Schedule 3.2 of the Disclosure
          -------------------------------------
Schedule contains true and complete copies of the Articles of Incorporation of the Buyer, including all amendments thereto (certified by the Secretary of State of its jurisdiction of incorporation), and By-Laws of the Company, including all amendments thereto (certified by its corporate Secretary), as in effect on the date hereof and such By-Laws and Articles of Incorporation will not be amended, rescinded or otherwise modified between the date hereof and the Closing Date.

      3.3 Authority of Buyer.  Buyer has full power and legal capacity to
          ------------------
execute and deliver this Agreement and the other agreements required to be executed and delivered by Buyer hereunder (this Agreement and such other agreements being herein called the "Buyer Documents") and to carry out the transactions contemplated hereby. The execution, delivery and performance of the Buyer Documents by Buyer have been duly authorized by all necessary action on the part of Buyer. The Buyer Documents are valid and binding agreements of Buyer enforceable against Buyer in accordance with their respective terms. Except as set forth in Schedule 3.3 of the Disclosure Schedule, no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any consent, authorization or approval of any third party, is necessary in order to enable Buyer to enter into and perform Buyer's obligations under the Buyer Documents, and not at the execution and delivery of the Buyer Documents nor the consummation of the transactions contemplated thereby will:

          (a) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the Articles of Incorporation or By-Laws of the Buyer;

          (b) conflict with, require any consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Buyer by the terms of, any evidence of indebtedness or agreement to which the Buyer is a party, in each case with or without notice for lapse of time or both, including any mortgage or deed of trust or other agreement creating a lien, charge or encumbrance to which any property of the Buyer is subject, or permit the termination of any such agreement by another person;

          (c) result in the creation of imposition of any security interest, lien, charge or other encumbrance upon, or restriction on the use of, any property or assets of the Buyer under any agreement or commitment to which the Buyer is bound;

          (d) accelerate, constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Buyer to accelerate the maturity of such indebtedness;

          (e) conflict with or result in the breach of or violation of any writ, judgment, order, injunction, decree or award of any court of governmental body or agency or arbitration tribunal that is binding on the Buyer;

          (f) constitute a violation by the Buyer of any statute, law, or regulation of any jurisdiction.

      3.4 Securities Compliance.
          ---------------------

          (a) Buyer is acquiring the Stock solely for Buyer's own account for investment purposes and not with a view to or an interest in participating, directly or indirectly, in the resale thereof. Buyer's principal place of business is located in the State of Georgia. Buyer acknowledges that all Stock acquired by Buyer will be sold to Buyer without registration and reliance upon certain exemptions under the federal Securities Act of 1933 as amended, in reliance upon certain exemptions from registration requirements and under applicable state securities laws. Buyer will make no transfer or assignment of any of the stock except in compliance with the Securities Act of 1933, as amended, and any other applicable securities laws, or pursuant to applicable exemptions from the aforementioned laws.

          (b) Neither the Seller nor any person acting on its behalf has offered the Stock to Buyer by means of general or public solicitation or general or public advertising, such as newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

          (c) Buyer consents, agrees and acknowledges that the certificate or certificates representing the Stock will be inscribed with the following legend, or another legend to the same effect, and agrees to the restrictions set forth therein:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will any assignee or endorsee hereof be recognized as an owner of the shares by the issuer unless: (i) a registration statement of the Securities Act of 1933 and other applicable securities laws with respect to the shares and the transfer shall then be in effect; or (ii) in the opinion of counsel satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws.

      3.5 Pending Actions.  There are no actions, suits, claims or proceedings
          ---------------
pending, or to the knowledge of Buyer, threatened against Buyer or any of its subsidiary companies at law or in equity or by any governmental agency or instrumentality, domestic or foreign, which materially adversely affect or are likely to materially adversely affect, (a) Buyer's financial condition, or (b) Buyer's right or ability to carry on its business substantially as now conducted, considering such condition in business as being the condition in business of Buyer and its subsidiary companies taken as a whole.

      3.6 Capital Stock.  The authorized capital stock of Buyer consists of
          -------------
10,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value. Prior to Closing, Buyer shall have sufficient authorized and unissued common shares to fulfill its obligations to pay the purchase price described in Section 1.2. As of the date of this Agreement, 7,361,676 shares of common stock are outstanding and no shares of preferred stock of the Buyer are outstanding. All the outstanding shares of the common and preferred stock have been duly and validly authorized and issued and are fully paid and non-assessable. Except for options described on Schedule 3.6 of the Disclosure Schedule, as described in Schedule 3.6, there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating Buyer to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire any shares of capital stock of Buyer, other than in connection with this Agreement. The shares of common stock to be issued in connection with this Agreement, will, upon such issuance and delivery to the recipients designated under the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free of any preemptive rights.

      3.7 Absence of Changes.  Except as set forth on Schedule 3.7 of the
          ------------------
Disclosure Schedule, and except as otherwise set forth in the Buyer's Proxy Statement, 10-K and 10-Q's (each as defined in Section 11.4 hereof) (collectively, the "SEC Documents") since October 31, 1995 there has not been
(i) any material change in the financial condition, assets, liabilities, business or prospects of the Buyer, (ii) any material damage, destruction, or loss, not fully covered by insurance, affecting the properties or business of the Buyer, or (iii) any other event or condition that, individually or in the aggregate, has been materially adverse in relation to the financial condition, business or prospects of the Buyer.

      3.8 Accuracy of SEC Documents.  The financial statements and schedules of
          -------------------------
Buyer contained in the SEC Documents (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles, consistently applied, except as noted therein and, except as set forth in
Schedule 3.8 of the Disclosure Schedule, fairly present the information purported to be shown therein. Each such proxy statement or report did not, on the date of its mailing (in the case of the Proxy Statement) or the date of its filing with the SEC (in the case of the 10-K and 10-Q's) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Buyer has filed all reports with the SEC required to be so filed by it since February 1, 1995, and such reports to not contain any material misstatement or omit to disclose any material fact relating to Buyer during the relevant reporting periods.

      3.9 Broker's or Finder's Fees.  No agent, broker, person or firm acting on
          -------------------------
behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

                                 ARTICLE IV

                 COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING
                 ----------------------------------------------

     The parties hereto covenant and agree that between the date hereof and the Closing Date:

      4.1 Operation in Ordinary Course.  From the date hereof to the Closing
          ----------------------------
Date, Seller and Principals shall cause the Company to, and the Company shall,
(i) conduct its business only in the ordinary course and in substantially the same manner as conducted at the date hereof, (ii) use its reasonable best efforts to preserve its business organization intact and to retain the services of its present officers, key employees, purchasing and sales personnel and representatives, (iii) use its reasonable best efforts to preserve favorable relations with its employees, customers, suppliers and others having business relations with it, (iv) use its reasonable best efforts to comply with all laws, ordinances and regulations applicable to it in the conduct of its business, (v) not enter into, amend in any material respect or terminate any lease, contract or agreement, and (vi) conduct its business in such a manner that the representations and warranties contained in Article shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

      4.2 Notice of Events.
          ----------------

          (a) The Seller shall promptly notify the Buyer of (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of the Seller misleading, and (iii) any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Seller or against the Company or any officer, director, employee, consultant, agent or shareholder with respect to the affairs of the Company.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Seller or the Principals shall promptly deliver to Buyer an update to the Disclosure Schedule specifying such change. Upon receipt of any such updated Disclosure Schedule from the Seller or Principals, Buyer shall have the right to terminate this Agreement in accordance with Section 9.1(d) by giving notice in accordance with Section 12.8 within 7 days following delivery of such updated Disclosure Schedule to Buyer. If Buyer fails to give such notice within such 7 day period, the Disclosure Schedule shall be deemed amended to include the updated information for all purposes hereunder. The parties acknowledge that as of the date of this Agreement, the Seller and Principals have not yet delivered a complete Disclosure Schedule. The Seller and Principals agree to deliver a completed final Disclosure Schedule (subject to updates as provided above) within 10 days following the date of this Agreement. Buyer shall have a 7-day option to terminate following delivery of such completed final Disclosure Schedule in the same manner as with an updated Disclosure Schedule as described above.

      4.3 Exclusive Dealing.  During the period from the date of this Agreement
          -----------------
to the Closing Date, neither Seller nor the Principals shall not take, and Seller and the Principals shall cause the Company to refrain from taking, any action to directly or indirectly encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Buyer, concerning the merger of the Company with any other entity, the purchase and sale of the assets and properties of the Company, the purchase and sale of the Stock, or any transaction similar to the foregoing involving either the Company or Seller.

      4.4 Examinations and Investigations.  Prior to the Closing Date, Buyer
          -------------------------------
shall be entitled, through its employees and representatives, including, without limitation, its counsel, Smith, Gambrell & Russell, and Buyer's accountants, to make such investigation of the assets, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company as Buyer wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Seller and the Principals shall cause the Company to, cooperate fully therein. No investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller and the Principals under this Agreement, or Buyer's rights under Article VIII of this Agreement. In order that Buyer may have full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the Company, Seller and the Principals shall furnish, and shall cause the Company to furnish, the representatives of Buyer during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination. If this Agreement terminates, Buyer, its employees and representatives shall keep confidential and shall not use in any manner any information or documents obtained from the Company concerning its assets, properties, business and operations, unless readily ascertainable from public or published information, or trade sources, or subsequently developed by Buyer independent of any investigation of the Company, or received from a third party not under an obligation to the Company or Seller to keep such information confidential. If this Agreement terminates, any documents obtained from Seller or the Company shall be returned and the confidentiality obligations herein shall survive for so long as such information remains confidential.

      4.5 Affiliate Indebtedness Owed to the Company.  At or prior to the
          ------------------------------------------
Closing, the Seller and the Principals shall, and shall cause each Affiliate of the Seller and the Principals to, pay to the Company any amounts owed by such person to the Company and any amounts owed by Seller or the Principals or any such Affiliate to any other person if such indebtedness is guaranteed by, or secured by any of the assets or properties of, the Company.

      4.6 Affiliate Indebtedness Owed by the Company.  Except as set forth in
          ------------------------------------------
Schedule 4.6 of the Disclosure Schedule, any and all indebtedness of the Company to Seller or the Principals, and any Affiliate of the Seller or the Principals and any director, officer or employee of any of the foregoing (including all intercompany accounts) shall be repaid or contributed to the capital of the Company as of the Closing Date.

                                 ARTICLE V

            CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE
            --------------------------------------------------------

     The obligation of the Buyer to enter into and complete the Closing is subject, at Buyer's option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer only in writing:

      5.1 Representations and Covenants.  The representations and warranties of
          -----------------------------
Seller and the Principals contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Seller and the Principals shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller and the Principals on or prior to the Closing Date. The Seller and the Principals shall deliver to the Buyer a certificate dated the Closing Date to such effect.

      5.2 Litigation.  No action, suit or proceeding shall have been instituted
          ----------
before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages or a discovery order in connection with such transactions, or that has or could reasonably be expected to have, in the opinion of Buyer, a materially adverse effect on the assets, properties, business, operations or financial condition of the Company.

      5.3 Net Worth and Cash of the Company.  The total combined revenues of PSI
          ---------------------------------
and HSI for the period January 1, 1995 through December 31, 1995, shall have been at least $300,000, as determined by Habif, Arogeti & Wynne, P.C. Seller shall deliver to the Buyer a certificate dated the Closing Date to such effect.

      5.4 Governmental Permits and Approvals.  All permits and approvals from
          ----------------------------------
any governmental or regulatory body required for the lawful consummation of the Closing and the continued operation of the business of the Company shall have been obtained.

      5.5 Third Party Consents.  All consents, permits, waivers and approvals
          --------------------
from parties to material contracts or other agreements with the Company or with Seller that may be required in connection with the performance by the Seller of its obligations under this Agreement or the continuance of such contracts or other agreements with the Company without material modification after the Closing shall have been obtained (with satisfactory written evidence thereof, and with recordable form where necessary, to be furnished to the Buyer at the Closing).

      5.6 Transfer Taxes.  Seller shall have paid, or caused to be paid, all
          --------------
stock transfer and other taxes required to be paid in connection with the sale and delivery to Buyer of the Stock, and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificates representing the Stock.

      5.7 Estoppel Certificates.  Buyer shall have received such estoppel
          ---------------------
certificates from parties to any or all of the leases, purchase options and options to sell as Buyer may reasonably request.

      5.8 No Material Adverse Change.  Prior to the Closing Date, there shall be
          --------------------------
no material adverse change in the assets or liabilities, the business or condition, (financial or otherwise) of the Company, its employees or customers regardless of reason, including, but not limited, to those changes that are as a result of any legislative or regulatory change, revocation of any license or rights to do business, failure to obtain any environmental permits at the normal time or in the manner applied for by the Company, fire, explosion, accident, casualty, labor trouble, flood, riot, storm, condemnation or act of God or other public force or otherwise. Seller shall have delivered to Buyer a certificate, dated the Closing Date, to such effect.

      5.9 Books and Records.  Buyer shall have received the minute books, stock
          -----------------
certificate books, stock transfer books, corporate seals, books of account and all books, papers, records, correspondence and instruments of, or relating to, the Company and its business. Buyer shall have completed its investigation of the Company, its business and its operations and Buyer shall have completed its examination of books and records of the Company, and the results thereof shall be acceptable to Buyer.

      5.10  Good Standing Certificates, Etc.  Seller shall have delivered all
            --------------------------------
certified resolutions, certificates, documents or instruments with respect to the Company's corporate existence and authority as the Buyer may have reasonably requested prior to the Closing Date.

      5.11  Non-Compete Agreements.  Simultaneously with the Closing of the
            -----------------------
transactions contemplated hereby, each of the Seller and the Principals shall have executed and delivered to the Company a Non-Competition Agreement in substantially the form attached as Exhibit C hereto.

      5.12  Subscription Agreement.  Simultaneously with the closing of the
            -----------------------
transactions contemplated hereby, Seller shall have executed and delivered to the Company, a Subscription Agreement in substantially the form attached as Exhibit D hereto.

      5.13  Authorization of Shares.  The Shareholders of Buyer shall have
            -----------------------
approved an amendment to the Buyer's Articles of Incorporation authorizing a sufficient number of additional shares of Buyer's common stock to enable Buyer to pay the Purchase Price described in Section 1.2 hereof.

      5.14  Ratification of Agreement.  The Shareholders of Buyer shall have
            -------------------------
ratified this Agreement and the transactions contemplated herein.

     5.15   Closing of AUBIS Acquisition.  The Shareholders of Buyer shall have
            ----------------------------
ratified the Amended and Restated Merger Agreement dated as of December 13, 1995 and amended and restated as of March 29, 1996 among Buyer, AUBIS L.L.C., AUBIS Hospitality Systems, Inc., AUBIS Systems Integration, Inc. and certain persons and affiliates of AUBIS L.L.C. (the "AUBIS Merger Agreement") and the transactions contemplated therein. All conditions to the Closing required pursuant to the AUBIS Merger Agreement shall have been satisfied or waived prior to Closing.

                                 ARTICLE VI

           CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE
           ---------------------------------------------------------

     The obligation of the Seller to enter into and complete the Closing is subject, at Seller's option, to the fulfillment of the following conditions, any one or more of which may be waived by Seller only in writing:

      6.1 Representations and Covenants.  The representations and warranties of
          -----------------------------
Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Buyer shall deliver to Seller a certificate dated the Closing Date to such effect signed by an executive officer of Buyer.

      6.2 Litigation.  No action, suit or proceeding shall have been instituted
          ----------
before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction, or that has or could reasonably be expected to have, in the opinion of Seller, a materially adverse effect on the assets, properties, business, operations or financial condition of Buyer.

      6.3 Governmental Permits and Approvals.  All permits and approvals from
          ----------------------------------
any governmental or regulatory body required for the lawful consummation of the Closing and the continued operation of the business of the Company shall have been obtained.

      6.4 Resolutions.  There shall have been delivered to the Seller a copy of
          -----------
the resolutions duly adopted by the board of directors of Buyer, certified accurate by an executive officer of Buyer as of the Closing Date, authorizing and approving the execution and delivery by Buyer of this Agreement, and the consummation by the Buyer of the transactions contemplated hereby.

      6.5 Good Standing Certificates, etc.  Buyer shall have delivered all such
          -------------------------------
certified resolutions, certificates, documents or instruments with respect to Buyer's corporate existence and authority as Seller's counsel may have reasonably requested prior to the Closing Date.

      6.6 Authorization of Shares.  The Shareholders of Buyer shall have
          -----------------------
approved an amendment to the Buyer's Articles of Incorporation authorizing a sufficient number of additional shares of Buyer's common stock to enable Buyer to pay the purchase price described in Section 1.2 hereof.

     6.7  Ratification of Agreement.  The Shareholders of Buyer shall have
          -------------------------
ratified this Agreement and the transactions contemplated herein.

      6.8       Closing of AUBIS Acquisition.  The Shareholders of Buyer shall
                ----------------------------
have ratified the AUBIS Merger Agreement and the transactions contemplated therein. All conditions to the Closing required pursuant to the AUBIS Merger Agreement shall have been satisfied or waived prior to Closing.

                                 ARTICLE VII

                       ACTIONS TO BE TAKEN AT THE CLOSING
                       ----------------------------------

     The following actions shall be taken at the Closing, each of which shall be conditioned on completion of all the others and all of which shall be deemed to have taken place simultaneously:

      7.1 Stock Certificates.  Seller shall deliver to Buyer stock
          ------------------
certificate(s) representing all of the Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, in accordance with the terms of Section 1.1 of this Agreement.

      7.2 Purchase Price.  Buyer shall deliver to Seller the portion of the
          --------------
Purchase Price payable at Closing in accordance with the terms of Section 1.2 of this Agreement.

      7.3 Opinion of Counsel to the Sellers.  The Seller shall deliver to Buyer
          ---------------------------------
an opinion of Kilpatrick & Cody, counsel to Seller, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

      7.4 Opinion of Counsel to the Buyer.  Buyer shall deliver to Seller an
          -------------------------------
opinion of Smith, Gambrell & Russell, counsel to Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit G.

      7.5 Resignations of Directors and Officers.  Seller shall deliver signed
          --------------------------------------
resignations of any director and officer of the Company requested by Buyer dated the Closing Date.

      7.6 Closing Certificate of the Seller.  Seller shall deliver to Buyer a
          ---------------------------------
closing certificate signed by Seller, dated the Closing Date, in a form reasonably satisfactory to the Buyer.

      7.7 Closing Certificate of the Buyer.  Buyer shall deliver to Seller a
          --------------------------------
closing certificate signed by an executive officer of Buyer, dated the Closing Date, in a form reasonably satisfactory to Seller.

      7.8 Other Documents and Certificates.  Buyer and Seller shall deliver, or
          --------------------------------
with respect to Seller cause the Company to deliver, certificates, agreements, permits, approvals and other documents reasonably requested by counsel for Buyer or Seller, as the case may be, to satisfy, or to evidence the satisfaction of, as the case may be, the conditions precedent to Closing set forth in Articles and .

      7.9 Election of Board of Directors.  The Buyer and Seller shall take such
          ------------------------------
actions as are necessary to provide that immediately following the Closing, the Board of Directors of the Company shall be comprised of the following individuals: Paul Harrison, Larry Fisher, Nate Lipson and James Askew.

                                 ARTICLE VIII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          -----------------------------------------------------------

      8.1 Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties of Seller, Principals and Buyer contained in this Agreement shall survive the Closing and shall continue for a period of one year following the Closing Date; except that representations and warranties contained in Sections 2.4, 2.13, 2.24 and 2.26 shall survive until expiration of the applicable statutes of limitation for breach of such representations and warranties. The expiration of any representation or warranty shall not affect any party's right to claim indemnification for a breach of such representation or warranty, provided such party gives notice of such claim in accordance with the provisions of this Article prior to the expiration of such representation or warranty.

      8.2 Seller's and Principals' Indemnity Agreement.  Subject to the
          --------------------------------------------
provisions of Section 8.6 hereof, the Seller and the Principals, jointly and severally, shall defend, indemnify and hold harmless the Buyer and the Company (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of the Stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Buyer, the Company or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of Buyer") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

          (a) any period or periods of the Company ending prior to the Closing and which involve any claims against Buyer, the Company or the Company's properties or assets relating to actions or inactions of Seller or the Company or their respective officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of the Company prior to the Closing unless such liability was disclosed on the Financial Statements and adequate reserves were established therefor;

          (b) any breach of any representation and warranty or any misrepresentation in or omission on the part of Seller or Principals contained in any certificate furnished or to be furnished to Buyer by Seller pursuant to this Agreement;

          (c) any breach or nonfulfillment on the Part of Seller or Principals of any covenant contained in this Agreement;

          (d) any failure of the Seller to transfer the Stock to Buyer, free and clear of all liens, encumbrances, equities, restrictions, claims and obligations;

          (e) the failure of Seller to obtain, prior to the Closing Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the transactions contemplated hereby and to permit Buyer to continue to operate the business of the Company in the manner presently conducted after the Closing Date;

          (f) (i) any Hazardous Materials existing on the Closing Date on, in, under or affecting, or originating from, all or any portion of the Company's or its predecessors' in interest present or former properties or assets or any surrounding areas or any other property now or previously used, owned by or under the control of the Company or its predecessors in interest that results or may result in actual or alleged liability on the part of the Company, regardless of whether or not presently known or caused by or within the control of the Company or its predecessors in interest; (ii) the violation of or noncompliance with any Environmental Law relating to or affecting the Company or its predecessors in interest or its or their present or former business, properties or assets to the extent the violation or compliance relates to acts or events occurring on or prior to the Closing Date or state of affairs or circumstances existing on or prior to the Closing Date; and

          (g) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from the Company or the Seller with respect to any period prior to the Closing Date, other than amounts accrued therefor on the Financial Statements.

      8.3 Buyer's Indemnity Agreement.  Buyer shall indemnify and hold harmless
          ---------------------------
Seller (and its directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses
(ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Seller or its respective representatives or assigns, (a "Loss of Seller") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

          (a) any period or periods of the Company beginning after the Closing and which involve any claims against Seller or its assets relating to actions or inactions of the Buyer or the Company or their respective officers, directors, shareholders, employees or agents after the Closing, or the operation of the Company after the Closing (except to the extent any of the foregoing arise from the acts or omissions of the Sellers); and

          (b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of the Buyer contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Buyer contained in any certificate furnished or to be furnished to Seller by Buyer pursuant to this Agreement.

      8.4 Indemnification Procedure.
          -------------------------

          (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

          (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim.
The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which the Buyer has indemnification rights against Seller hereunder will materially and adversely affect Buyer or the Company other than as a result of money damages or other payments, Buyer shall be entitled to conduct the defense of such claim at Sellers' expense.

      8.5 Set-off.  Buyer shall have the right to set-off and apply against all
          -------
amounts due and owing Seller under Section 1.2 of this Agreement, and under any other agreement between Buyer and Seller, all sums in respect of which Seller or Principals may be liable pursuant to Section 8.2 hereof, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to the Buyer under this Agreement or at law or in equity.

      8.6 Limitations on Liability of Seller and Principals.  Seller and
          -------------------------------------------------
Principals shall have no liability with respect to losses of Buyer arising under subparagraphs (a), (b), (e), or (f) of Section 8.2 until the total of all Losses of Buyer with respect thereto exceeds $25,000. If the aggregate Losses of Buyer exceed such $25,000 threshold, the Seller and Principals shall be liable for all Losses of Buyer to the extent (and only to the extent) Losses of Buyer exceed such $25,000 threshold. In no event shall Seller and Principals' aggregate liability under Section 8.2 exceed $125,000.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT
                            ------------------------

      9.1 Termination.  This Agreement may be terminated prior to the Closing as
          -----------
follows:

          (a) at the election of Seller, if any one or more of the conditions to the obligations of Seller to close has not been fulfilled as of the Closing Date, or if the Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement;

          (b) at the election of Buyer, if any one or more of the conditions to its obligations to close has not been fulfilled as of the Closing Date, or if Seller or Principals have breached any representation, warranty, covenant or agreement contained in this Agreement;

          (c) at the election of Seller or Buyer, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either Sellers or Buyer, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

          (d)     at the election of Buyer, under the circumstances described in
Section 4.2(b);

          (e) at any time on or prior to the Closing Date, by mutual written consent of the parties hereto; or

          (f) at any time after June 30, 1996, at the election of either the Buyer or the Seller.

     9.2  Survival.  If this Agreement is terminated pursuant to Section 9.1,
          --------
this Agreement shall become void and of no further force and effect, except for the provisions of Section 4.4 relating to the obligation of the Buyer to keep certain information confidential, Section 12.4 (relating to expenses), Section
12.1 (relating to publicity), and Section 12.5 (relating to indemnification of brokerage) and none of the parties hereto shall have any liability in respect of such termination except that any party shall be liable to the extent that failure to satisfy the conditions of Article V, VI or VII results from such party acting in bad faith or from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under this Agreement.

                                   ARTICLE X
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------
                   IN CONNECTION WITH OFFER OF BUYER'S STOCK
                   -----------------------------------------

     Seller does hereby represent and warrant to the Buyer as follows:

      10.1  Accredited Investor.  Seller is an "accredited investor" as such
            -------------------
term is defined under Rule 501 under the federal Securities Act of 1933, as amended (the "Securities Act"), and is an entity having its principal office and principal place of business, and the location in which it entered into and accepted this Agreement, in Georgia.

      10.2  Acquisition for Investment.  The shares of Buyer's common stock
            --------------------------
which Seller may acquire pursuant to the terms of this Agreement (the "Acquisition Shares") are being acquired by Seller solely for the account of Seller, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

      10.3  Unregistered Securities.  Seller understands and acknowledges that
            -----------------------
the Acquisition Shares have not been registered under the Securities Act or under the Georgia Securities Act of 1973, as amended (the "Georgia Act"), and will not at the time of issuance and delivery of such shares as contemplated by the terms of this Agreement have been so registered, in reliance upon certain exemptions from the registration and prospectus delivery requirements of the Securities Act and the Georgia Act, particularly including Section 10-5-9(13) of the Georgia Act. Seller understands that the Acquisition Shares so acquired by Seller must be held by Seller indefinitely, and that Seller must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the Georgia Act, or is exempt from such registration. Seller further understands that the availability of the exemptions described in the first sentence of this Section depend upon, among other things, the bona fide nature of Seller's investment intent expressed herein, upon which the Buyer hereby expressly relies.

      10.4  Disclosure.
            ----------

          (a) Seller has previously been furnished by the Buyer, and hereby acknowledges that Seller has had the opportunity to review (i) a draft of the preliminary Proxy Statement for the Buyer's 1996 Annual Meeting of Shareholders (the "Proxy Statement"); (ii) the Buyer's Annual Report to Shareholders for the fiscal year ended January 31, 1995 (the "ARS"); (iii) the Buyer's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1995 (the "10-K") as filed with the United States Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and (iv) the Buyer's quarterly reports on Form 10-QSB for the fiscal quarters ended April 30, 1995, July 31, 1995 and October 31, 1995, respectively (the "10-Q's"), as filed with the SEC pursuant to the requirements of the 1934 Act.

          (b) Seller has been given a reasonable opportunity to request copies of any documents or other exhibits which are listed as exhibits therein to any of the Proxy Statement, the 10-K or the 10-Q's, and if requested, copies of such documents or other exhibits have been provided to Seller a reasonable time prior to Seller's execution of this Agreement.

          (c) Seller has been given the opportunity, at a reasonable time prior to the execution of this Agreement, to ask questions of the executive officers and other personnel of the Buyer concerning the terms and conditions of such party's acquisition of the Acquisition Shares in the transactions contemplated by this Agreement, and concerning the subject matter of the representations and warranties of the Buyer contained herein, as well as to obtain any additional information which the Buyer possesses or can obtain without unreasonable effort or expense that is necessary to verify the information contained in the representations and warranties of Buyer set forth in this Agreement or the information contained in the documents and reports described in paragraph (a) of this Section.

                                   ARTICLE XI

                             REGISTRATION OF SHARES
                             ----------------------

     11.1   Registration Statement.
            ----------------------

          (a) After the Closing Date, Buyer shall file with the SEC a registration statement (the "Registration Statement") with respect to resales of the Acquisition Shares received by each Participating Holder (as defined in Section 11.1(d)). Buyer shall use reasonable efforts: (i) to cause the Registration Statement to be declared effective by the SEC on or before the date 90 days after the Closing Date; and (ii) to cause the Registration Statement to remain effective until the earlier of (A) the third anniversary of the Closing Date, or (B) the date on which the distribution described in the Registration Statement is completed as to all Participating Holders (as defined in subsection
(iii) below).

          (b)  Buyer shall (at its own expense):

          (i) prepare and file promptly with the SEC such amendments to the Registration Statement, and such supplements to the related prospectus, as may be required in order to comply with the applicable provisions of the Securities Act, including, without limitation, to maintain the effectiveness or currency thereof;

          (ii) furnish to the respective Participating Holders such numbers of copies of a prospectus conforming to the requirements of the Securities Act as they may reasonably request in order to facilitate the disposition of the shares covered by the Registration Statement; and

          (iii) use reasonable efforts to register and qualify the shares covered by the Registration Statement under the Securities laws of such states as the respective Participating Holders may reasonably request, provided, however, that Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any of such states.

          (c) Notwithstanding anything to the contrary herein, no Person who receives Acquisition Shares shall have any rights under this Section 11 unless such Person executes and delivers to Buyer, a written agreement, reasonably satisfactory in form and content to Buyer, confirming that such Person wishes to be allowed to sell Acquisition Shares pursuant to the Registration Statement and agrees to be bound by the provisions of this Article 11. (A Person who holds any of the Acquisition Shares and who executes and delivers such an agreement is referred to in this Article 11 as a "Participating Holder.") Any Participating Holder who delivers such an agreement more than 30 days after the Closing Date may be required to pay, as a condition to exercising rights under this Article 11, the amount of incremental expenses incurred by Buyer in complying therewith. No Participating Holder shall sell any Acquisition Shares pursuant to the Registration Statement at any time Buyer shall have furnished written notice that the Registration Statement is not then effective or the prospectus that forms a part thereof is not current.

          (d) Notwithstanding anything to the contrary contained herein, all of Buyer's obligations under this Section 11.1 (including its obligation to file and maintain the effectiveness of the Registration Statement) shall terminate and expire as of the earliest date on which all of the shares of Acquisition Shares can be sold without any restrictions as to volume or manner of sale pursuant to subsection (k) of Rule 144 under the Securities Act.

      11.2  Indemnification.
            ---------------

          (a) Buyer agrees to indemnify, to the extent permitted by law, each Participating Holder against all Damages suffered by such Participating Holder as a result of any untrue or alleged untrue statement of material fact contained in the Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or as a result of any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information furnished in writing to Buyer by such Participating Holder for use therein or results from such Participating Holder's failure to deliver a copy of a Registration Statement or related prospectus (or any amendment thereof or supplement thereto) after Buyer has furnished such Participating Holder with a sufficient number of copies thereof.

          (b) In connection with the Registration Statement, each Participating Holder (i) shall furnish to Buyer in writing such information and affidavits as Buyer reasonably requests for use in connection with such Registration Statement or the related prospectus, and (ii) to the extent permitted by law, will indemnify Buyer, its directors and officers and each Person who controls Buyer (within the meaning of the Securities Act) against all Damages resulting from any untrue or alleged untrue statement of material fact contained in such Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or from any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information or affidavit furnished in writing by such Participating Holder.

          (c)  Any Person entitled to indemnification under this Article 11 will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in the indemnified party's reasonable judgment a conflict of interest exists between the indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will pay the fees and expenses of only one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists between such indemnified party and any other indemnified party with respect to such claim (in which case the indemnifying party will pay the fees and expenses of additional counsel).

      11.3     Delay of Registration.  For a period not to exceed 90 days, Buyer
               ---------------------
may delay the filing or effectiveness of the Registration Statement, or suspend the use of the Registration Statement (and the Participating Holders hereby agree not to offer or sell any shares of Buyer's common stock pursuant to the Registration Statement during such period), at any time when Buyer, in its reasonable judgment (confirmed in writing if requested by any Participating Holder), believes:

          (a) that the filing of a Registration Statement or the offering or sale of Buyer's common stock pursuant thereto, or the making of any required disclosure in connection therewith, could reasonably be expected to have a material adverse effect upon (i) a pending or scheduled offering of Buyer's securities, (ii) an acquisition, merger, consolidation, joint venture, equity investment or other potentially significant transaction or event, or (iii) any negotiations, discussions or proposal with respect to any of the foregoing; and

          (b) that the failure to disclose any material information with respect to any of the foregoing could result in a violation of the Securities Act, the Exchange Act or any provision of any state securities law.

In the event Buyer reasonably believes that any of the foregoing circumstances are continuing after such 90-day period, it may, with the consent of the holders of a majority of the shares of Buyer's common stock subject (or to be subject) to the Registration Statement (which consent shall not be unreasonably withheld) extend such 90-day period for one additional 30-day period.

     11.4   Amendment of Section 11.   Notwithstanding anything to the contrary
            -----------------------
contained in this Agreement, the provisions of this Section 11 may be amended by Buyer at any time with the consent of the holders of a majority of the shares of Buyer's common stock that are at that time subject (or to be subject) to the Registration Statement.

                                 ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

      12.1  Publicity.  Except as otherwise required by law or stock exchange
            ---------
rules, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of all parties hereto as to the contents and manner of presentation and publication thereof.

      12.2  Knowledge.  Where any representation or warranty contained in this
            ---------
Agreement is expressly qualified by reference to the knowledge, information or belief of the Seller or Principals, Seller and each Principal confirms that such party has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

      12.3  Gender.  All pronouns and any variations thereof refer to the
            ------
masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      12.4  Expenses.  The Buyer, the Seller and the Principals shall pay their
            --------
own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. The Seller's and Principals' expenses in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby shall not be borne by the Company.

      12.5  Brokerage Commissions and Finder's Fees.  Each of the parties
            ---------------------------------------
represents and warrants to the others that it has not hired, retained or dealt with any broker, finder or investment banker or in connection with the transactions contemplated by this Agreement, and will defend, indemnify and hold the other parties harmless from and against any and all claims for finder's fees or brokerage or other commissions which may at any time be asserted against any of such other parties founded upon a claim which is inconsistent with the aforesaid representation and warranty of the indemni fying party, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees) relating to such claims or arising therefrom or incurred by the indemnified party in connection with the enforcement of this indemnification provision.

      12.6     Entire Agreement.  This Agreement, including all schedules and
               ----------------
exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, negotiations or letters of intent, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto.

      12.7  Waivers and Consents.  All waivers and consents given hereunder
            --------------------
shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

      12.8  Notices.  All notices and other communications hereunder shall be in
            -------
writing and shall be deemed to have been given only if and when (i) personally delivered or (ii) three (3) business days after mailing, postage prepaid, by certified mail or (iii) when delivered (as evidenced by a receipt) by a nationally recognized overnight delivery service, or (iv) by facsimile (as evidenced by written confirmation of transmission and receipt) addressed in each case as follows:

            (a) If to the Seller and the Principals to:

                HALIS, L.L.C.
                200 Hembree Park Drive
                Suite K
                Roswell, Georgia 30076
                Attention: Paul Harrison

                with a copy in like manner to:

                Kilpatrick & Cody
                1100 Peachtree Street, Suite 2800
                Atlanta, Georgia 30209-4530
                Attention: Brian L. Schleicher, Esq.
                Facsimile No.: (404) 815-6555

            (b) If to the Buyer to

                Fisher Business Systems, Inc.
                900 Circle 75 Parkway
                Suite 1700
                Atlanta, Georgia  30339
                Attention: Larry Fisher
                Facsimile No.: (770) 857-4454
                with a copy in like manner to:

                Smith, Gambrell & Russell
                3343 Peachtree Road
                Suite 1800
                Atlanta, Georgia  30326
                Attention:  William L. Meyer, Esq.
                Facsimile No.: (404) 264-2652

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

      12.9  Rights of Third Parties.  All conditions of the obligations of the
            -----------------------
parties hereto, and all undertakings herein, are solely and exclusively for the benefit of the parties hereto and the Company and their respective successors and assigns, and no other person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms, or be entitled to assume that any party hereto will refuse to consummate the purchase and sale contemplated hereby in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

      12.10    Headings.  The Table of Contents and Article and Section headings
               --------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.11    Governing Law.  The interpretation and construction of this
               -------------
Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Georgia.

      12.12    Jurisdiction.  Any judicial proceeding brought against any of the
               ------------
parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Georgia, or in the United States District Court for the Northern District of Georgia, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for himself the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

      12.13    Parties in Interest.  After the Closing the Buyer may transfer
               -------------------
and assign this Agreement and its rights hereunder to any purchaser of, or other successor to, the business or assets of the Company. Except as expressly stated above, this Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law or with the consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

      12.14    Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, all of which taken together shall constitute one instrument.

      12.15    Severability.  In case any provision in this Agreement shall be
               ------------
held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

      12.16    Arbitration.
               -----------

               (a) Any controversy or claim arising out of or relating to this Agreement, the agreements to be entered into between or among the parties hereto pursuant to this Agreement or the transactions contemplated hereby and thereby, shall be submitted to and be finally resolves by arbitration pursuant to the provisions of the United States Arbitration Act (9 U.S.C. (S) 1 et seq.), to be conducted by the American Arbitration Association ("AAA"), with such arbitration to be held in Atlanta, Georgia in accordance with the AAA's Commercial Arbitration Rules then in effect. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section 12.8. The arbitrators shall render a judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. The arbitration shall be conducted by a panel of three arbitrators selected pursuant to AAA Rules. Any award or decision rendered in such arbitration shall be final and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction if necessary.

               (b) Notwithstanding subsection (a) above to the contrary, any party may seek temporary or preliminary injunctive relief against the other party at any court or proper jurisdiction with respect to any and all preliminary injunctive or restraining procedures pertaining to this Agreement or the breach thereof, pending the outcome of any arbitration proceeding.

     IN WITNESS WHEREOF, the parties have executed this agreement under seal as of the date first above written.

                             BUYER

                             FISHER BUSINESS SYSTEMS, INC.


                             By: /s/ Larry Fisher
                                --------------------------
                             Title:  President
                                   -----------------------

                                      [CORPORATE SEAL]

                             SELLER

                             HALIS, L.L.C.


                             By:  /s/ Paul W. Harrison
                                --------------------------
                             Title:  Managing Member
                                   -----------------------


                             PRINCIPALS


                             /s/ Paul W. Harrison         (L.S.)
                             -----------------------------
                             Paul W. Harrison


                             /s/ James E. Askew           (L.S.)
                             -----------------------------
                             James E. Askew

                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

     This First Amendment to Stock Purchase Agreement is entered into as of September 27, 1996 by and among Fisher Business Systems, Inc., a Georgia corporation ("Fisher"), HALIS, L.L.C., a Georgia limited liability company ("Seller"), Paul Harrison and James Askew, all individual residents of Georgia.

     A. The parties hereto entered into a Stock Purchase Agreement as of March 29, 1996, (such agreement shall be referred to hereinafter as the "Original Agreement").

     B.   The parties wish to amend the Original Agreement as provided herein.

                               A G R E E M E N T

     The parties hereby amend the Original Agreement as follows:

     1. Section 9.1(f) is hereby amended by changing "June 30, 1996" to "November 30, 1996."

     Except as expressly amended hereby, the Original Agreement shall continue in full force and effect.

     The parties have caused this First Amendment to be executed and delivered as of the date first stated above.

                                  FISHER BUSINESS SYSTEMS, INC.,
                                  a Georgia corporation


                                  By:   /s/ Larry Fisher
                                        ---------------------------
                                  Its:  Chairman
                                        ---------------------------

                                  HALIS, L.L.C., a Georgia limited
                                  liability company


                                  By:   /s/ Paul W. Harrison
                                        ---------------------------
                                  Its:  Managing Member
                                        ---------------------------


                                        /s/ Paul Harrison  (SEAL)
                                        ---------------------------
                                        PAUL HARRISON


                                        /s/ James Askew    (SEAL)
                                        ---------------------------
                                        JAMES ASKEW

                                        All individual residents of the State
                                        of Georgia